May 18, 2010

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Infrax Systems, Inc. statements included under Item 4.01 of its Form 8-K filed on May 18, 2010, and we agree with such statements concerning our firm.

Sincerely,

/s/ **KBL, LLP**
KBL, LLP